Exhibit 23.3.

Consent of Independent Petroleum Engineers and Geologists

As independent petroleum engineers, we hereby consent to the inclusion of the information included in the Form 10-K of Questar Corporation and Questar Market Resources, Inc. with respect to the oil and gas reserves of Questar Exploration and Production Company as of years ended December 31, 2005, 2006, 2007 and 2008. We hereby further consent to all references to our firm included in this Form 10-K. We also further consent to the inclusion of the information included in the Form 10-K with respect to the oil and gas reserves of Questar Exploration and Production Company in Questar Corporation’s Registration Statements Nos. 33-04436, 33-15149, 33-40800, 33-40801, 33-48169, 333-04913, 333-04951, 333-67658, 333-89486, 333-09643 on Form S-8 and Questar Market Resources, Inc.’s Registration Statements Nos. 333-149589 and 333-153818 on Form S-3.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:  /s/C. H. (Scott) Rees III, P.E.

C. H. (Scott) Rees III, P.E.

Chariman and Chief Executive Officer

Dallas, Texas

February 26, 2009